MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2017

Exhibit 21

		Percentage
		of Voting
		Securities
	State or Other	Owned by
	Jurisdiction	Immediate
Name of Company	of Incorporation	Parent
Murphy Oil Corporation (REGISTRANT)
A. Arkansas Oil Company	Delaware	100.0
B. Caledonia Land Company	Delaware	100.0
C. El Dorado Engineering Inc.	Delaware	100.0
1. El Dorado Contractors	Delaware	100.0
D. Marine Land Company	Delaware	100.0
E. Murphy Eastern Oil Company	Delaware	100.0
F. Murphy Exploration & Production Company	Delaware	100.0
1. Mentor Holding Corporation	Delaware	100.0
a. Mentor Excess and Surplus Lines Insurance Company	Delaware	100.0
b. MIRC Corporation	Louisiana	100.0
2. Murphy Building Corporation	Delaware	100.0
3. Murphy Exploration & Production Company – International	Delaware	100.0
a. Canam Offshore Limited	Bahamas	100.0
(1) Canam Brunei Oil Ltd.	Bahamas	100.0
(2) Murphy Peninsular Malaysia Oil Co., Ltd.	Bahamas	100.0
(3) Murphy Sabah Oil Co., Ltd.	Bahamas	100.0
(4) Murphy Sarawak Oil Co., Ltd.	Bahamas	100.0
(5) Murphy Cuu Long Tay Oil Co., Ltd.	Bahamas	100.0
b. El Dorado Exploration, S.A.	Delaware	100.0
c. Murphy Asia Oil Co., Ltd.	Bahamas	100.0
d. Murphy Australia Holdings Pty. Ltd	Western Australia	100.0
(1) Murphy Australia AC/P 57 Oil Pty. Ltd.	Western Australia	100.0
(2) Murphy Australia AC/P 58 Oil Pty. Ltd.	Western Australia	100.0
(3) Murphy Australia EPP43 Oil Pty. Ltd.	Western Australia	100.0
(4) Murphy Australia NT/P80 Oil Pty. Ltd	Western Australia	100.0
(5) Murphy Australia Oil Pty. Ltd.	Western Australia	100.0
(i) Murphy Australia AC/P 36 Oil Pty. Limited	Western Australia	100.0
(6) Murphy Australia WA-408-P Oil Pty. Ltd.	Western Australia	100.0
(7) Murphy Australia WA-423-P Oil Pty. Ltd.	Western Australia	100.0
(8) Murphy Australia WA-476-P Oil Pty. Ltd.	Western Australia	100.0
(9) Murphy Australia WA-481-P Oil Pty. Ltd.	Western Australia	100.0
(10) Murphy Australia AC/P 59 Oil Pty. Ltd.	Western Australia	100.0
e. Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company o.(1) below)	Brazil	90.0
f. Murphy Cuu Long Bac Oil Co., Ltd.	Bahamas	100.0
g. Murphy Dai Nam Oil Co., Ltd.	Bahamas	100.0
h. Murphy Equatorial Guinea Oil Co., Ltd.	Bahamas	100.0
i. Murphy Exploration (Alaska), Inc.	Delaware	100.0
j. Murphy Luderitz Oil Co., Ltd.	Bahamas	100.0
k. Murphy Nha Trang Oil Co., Ltd.	Bahamas	100.0
l. Murphy Overseas Ventures Inc.	Delaware	100.0
(1) Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company e. above)	Brazil	10.0
m. Murphy Phuong Nam Oil Co., Ltd.	Bahamas	100.0
n. Murphy Semai IV Ltd.	Bahamas	100.0
o. Murphy South Barito, Ltd.	Bahamas	100.0
p. Murphy-Spain Oil Company	Delaware	100.0
q. Murphy West Africa, Ltd.	Bahamas	100.0
r. Murphy Worldwide, Inc.	Delaware	100.0
s. Murphy Offshore Oil Co. Ltd.	Bahamas	100.0

Ex. 21.1

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2017

Exhibit 21

t. Murphy Netherlands Holdings B.V.	Netherlands	100.0
(1) Murphy Netherlands Holdings II B.V.	Netherlands	100.0
(1) Murphy Sur, S. de R. L. de C.V.	Mexico	100.0
4. Murphy Exploration & Production Company – USA	Delaware	100.0
G. Murphy Oil Company Ltd.	Canada	100.0
1. Murphy Canada Exploration Company	NSULCo.[1]	100.0
2. Murphy Canada Holding ULC	AULC[2]	100.0
3. Murphy Canada, Ltd.	Canada	100.0
4. Murphy Finance Company	NSULCo.[1]	100.0
H. New Murphy Oil (UK) Corporation	Delaware	100.0
1. Murphy Petroleum Limited	England	100.0
a. Murco Petroleum Limited	England	100.0

Ex. 21.2